Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF JANUARY 31, 2015

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$43,614
Cash equivalents held in trust	19,691

Total investments held in trust	63,305

Cash and cash equivalents	794
Fixed-maturity securities, at fair value	8,070
Accrued investment income	510
Prepaid expenses	12
Premiums receivable	474

Total assets	$73,165

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities:
Losses and loss adjustment expenses	$6,438
Losses payable	10,074
Unearned premiums	912
Accrued ceding commission expense	41
Other liabilities	222

Total liabilities	17,687

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	(14,402)

Total stockholder’s equity	55,478

Total liabilities and stockholder’s equity	$73,165

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED JANUARY 31, 2015

(in thousands)

Revenues:
Premiums earned	$454
Other income	-
Net investment income	290

Total revenues	744

Expenses:
Underwriting expenses	(93)
General and administrative expenses	221
Loss from contract termination	-

Total expenses	128

(Loss) income before federal income taxes	616

Federal income tax benefit	-

Net (loss) income	$616